Exhibit 10.35

Execution Copy

AMENDMENT NUMBER 3

TO INVESTMENT ADVISORY AGREEMENT

This is Amendment Number 3 (this “Amendment”) to the Investment Advisory Agreement between ING Investment Management LLC (“IIM”) and ING Life Insurance and Annuity Company (“Client”). This Amendment is effective as of January 1, 2009.

WHEREAS, IIM and Client are parties to that certain Investment Advisory Agreement, dated March 31, 2001, as amended (the “Agreement”), pursuant to which IIM provides Client with certain investment advisory and administrative services; and

WHEREAS, IIM and Client desire to further amend the Agreement with respect to the advisory fees payable to IIM and to incorporate in the Agreement certain provisions required by the State of Connecticut Insurance Department.

NOW, THEREFORE, in consideration of the foregoing mutual agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Client and IIM hereby agree as follows:

1.	Fees. Section 5 of the Agreement is hereby amended to read as follows:

Section 5. FEES – (a) Client will pay to IIM as full compensation for services rendered a quarterly fee based on the annual fees set forth in Exhibit "B", which is attached hereto and incorporated herein by reference. The books, accounts and records of each party shall be maintained so as to clearly and accurately disclose the precise details of the transactions to support the reasonableness of the asset based fees charged. This fee schedule may be amended by written agreement of the parties in accordance with Section 19(b). If IIM shall serve for less than the whole of any quarterly period, its compensation shall be payable on a pro rata basis for the period of the calendar quarter for which it has served as an advisor hereunder. No cash or securities due to or held for the Account shall be paid or delivered to IIM except in payment of the fee payable to IIM under this Agreement.

(b)   Each calendar quarter, IIM will (i) calculate the fee amount for that calendar quarter, based on the value of the Account as of the last day of the prior calendar quarter, and (ii) post the fee amount as an inter-unit payable on Client’s general ledger. The inter-unit payable will be settled within 60 days of its posting on the general ledger. In the event the annual aggregate quarterly management fees for any calendar year are less than the annual minimum, IIM will post an inter-unit payable on Client’s general ledger during the first quarter of the following year, to be settled within 60 days of its posting on the general ledger.

2.   Advisory Fee Schedule. The Advisory Fee Schedule attached as Exhibit “B” to the Agreement is hereby replaced in its entirety by the attached Exhibit “B”.

3.	Assignment. Section 18 of the Agreement is hereby amended to read as follows:

Section 18. ASSIGNMENT This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns hereunder; provided, however, that IIM may not assign its rights and obligations under this Agreement unless and until it shall have first received the prior written consent of Client. Assignment by IIM of all or a portion of its rights and obligations under the Agreement to an affiliate will require the prior approval of the Connecticut State Insurance Department. Client’s consent may be withheld for any reason, but if such consent is given, IIM's assignee shall be required to assume and agree to perform all the obligations of IIM hereunder and IIM shall remain fully liable for the performance of its obligations under this Agreement arising prior to any such assignment.

4.   New Section 19 on Waivers and Amendments. The Agreement is hereby amended to include the following new Section 19.

Section 19. WAIVER; AMENDMENTS – (a)         No waiver of any provision of this Agreement shall be deemed, or shall constitute, waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. Failure of either Client or IIM to exercise or delay in exercising any right or power granted under this Agreement shall not operate as a waiver of any such right or power.

(b)   This Agreement may be amended only by a written instrument executed by Client and IIM and in accordance with the Connecticut insurance holding company act notice and/or approval provisions.

5.   New Section 20 for Miscellaneous Provisions. The Agreement is hereby amended to include the following new Section 20:

Section 20. MISCELLANEOUS – This Agreement constitutes the entire agreement of Client and IIM in respect of the services contemplated hereunder. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.   Amended Agreement. Except as specifically amended by this Amendment, each and every term of the Agreement, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date first above written.

ING LIFE INSURANCE AND ANNUITY COMPANY		ING INVESTMENT MANAGEMENT LLC
By: /s/	David S. Pendergrass	By: /s/	Christine Hurtsellers
	(Signature)		(Signature)

Name:	David . Pendergrass	Name:	Christine Hurtsellers
Title:	Senior Vice President and Treasurer	Title:	Executive Vice President

EXHIBIT “B”

ING INVESTMENT MANAGEMENT LLC

ADVISORY FEE SCHEDULE

Annual Advisory Fees (based on assets under management):

(minimum is $100,000 for all portfolios)

ASSET CLASS (other than derivatives)	BASIS POINT FEE
• Public Bonds (investment grade)	10.0
• Public Bonds (below investment grade (“BIG”))	23.0
• ABS, MBS, CMO-A, Pass-throughs	15.0
• Private Placements (investment grade)	20.0
• Private Placements (BIG)	28.0
• Emerging Market Debt	28.0
• CMO-B, Residuals	65.0
• Short Term Assets & Treasuries	9.0
• Equity Securities (actively managed)	50.0
• Equity Securities (non-actively managed)	6.0
• CMBS	17.0
• Commercial Mortgages (excluding servicing)	17.0
• Real Estate Equity, Foreclosed Mortgages & Problem Privates and Commercial Mortgage Loans	75.0
• Structured Products	17.0
• Hedge Funds and Private Equity Funds	76.0
• Non-investment advisory services (applied to all assets under management per portfolio)	2.7 bps in addition to asset class charge

Derivatives	Annual Charge Per Contract
• OTC Options and Currency Swaps and Currency Forward Contracts	$900.00
• Interest Rate Derivatives, Credit Derivative Swaps, and Total Return Swaps	$1,350.00
• Exchange-Traded Futures and Options Contracts	$60.00

Production Fee (one-time fee assessed at close of transaction):

ASSET CLASS	BASIS POINT FEE
• private placements (investment grade)	25.0
• private placements (international investment grade)	35.0
• private placements (BIG)	40.0
• commercial mortgages	25.0